EXHIBIT 99.1
FOR RELEASE ON July 26, 2006 at 7:30 a.m. E.D.T.

CONTACT:	Dan Behrendt
Chief Financial Officer
TASER International, Inc.
(480) 905-2000
TASER International, Inc. Reports 23% Revenue Growth in Second Quarter 2006
$16.2 Million of Revenue and 13.7% Operating Margin
SCOTTSDALE, Arizona, July 26, 2006 — TASER International, Inc. (Nasdaq: TASR) a market leader in advanced electronic control devices reported today that revenues for the second quarter of 2006 were $16.2 million, a 23% increase over the same quarter of the prior year. Operating income for the quarter was $2.2 million, or a 224% increase compared with $686,000 in the prior year period. Net income and basic and diluted earnings per share for the second quarter were $1.5 million which rounds down to $0.02 per share. Business also continued to improve sequentially as revenues in the second quarter of 2006 increased by $2.3 million over the first quarter of 2006 and operating income improved from 7.5% to 13.7% of revenue as the Company continues to improve its operating leverage. The Company generated $4.1 million of cash from operations in the second quarter of 2006 which increased the total cash, cash equivalents and investments balance to $49.1 million.
Significant events in the second quarter of 2006 include:
1.	The Company commenced shipping of its first TASER Cam™ production units following a BETA test and evaluation of field results.
2.	Maricopa County Sheriff’s Office in Arizona announced plans to arm 1,900 of 2,200 officers with the TASER® X26 as well as the TASER Cam, which will represent both the first major TASER system deployment in a correctional facility and the first large deployment of the TASER Cam in the U.S. The Company received orders for and shipped approximately $0.5 million worth of product to the Maricopa County Sheriff’s office in the second quarter after the first order in the planned roll out was received.
3.	The Company received sizeable orders from San Diego Police Department, Charlotte-Mecklenburg Police in North Carolina and export re-orders from international customers demonstrating continuing momentum in demand for TASER devices.
4.	Ten more product liability suits were dismissed representing a total of twenty-two wrongful death or injury lawsuits that have been dismissed, or judgment entered in favor of the Company in the past 24 months.
5.	The Company received notification from the United States Securities and Exchange Commission (SEC) that its investigation has been terminated in its entirety with no recommendation for enforcement action.
“We are pleased with the continuing momentum of product acceptance in the market place evidenced by the continued growth in net sales and the fulfillment of some significant law enforcement agency and international orders during the quarter,” commented Rick Smith, Chief Executive Officer of TASER International, Inc.
The Company will be hosting its second quarter 2006 earnings conference call on July, 26, 2006 at 10:00 a.m. E.D.T. The conference call is available via web cast and can be accessed on the “Investor Relations” page at www.TASER.com. To access the teleconference, please dial: 800-706-7745 or 617-614-3472 for international callers. The pass code is 49381522 for both numbers.
About TASER International, Inc.
TASER International, Inc. provides advanced non-lethal devices for use in the law enforcement, military, private security and personal defense markets. TASER devices use proprietary technology to safely incapacitate dangerous, combative, or high-risk subjects who pose a risk to law enforcement officers, innocent citizens or themselves. TASER technology saves lives every day, and the use of TASER devices dramatically reduces injury rates for police officers, and suspects.

Note to Investors
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.
TASER International, Inc. assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) order delays; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning TASER device uses; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies and (24) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Form 10-Qs.
The statements made herein are independent statements of TASER International, Inc. The inclusion of any third parties does not represent an endorsement of any TASER International products or services by any such third parties.
For further information contact Marcy Rigoni, Manager of Investor Relations at Marcy@TASER.com or call 800-978-2737 ext. 2011, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., +1-480-905-2002. Visit the company’s web-site at www.TASER.com for facts and video.
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TASER International, Inc.
Statements of Income
(Unaudited)

	For the Three Months Ended
	June 30, 2006	June 30, 2005

Net Sales	$16,225,197	$13,206,659

Cost of Products Sold:
Direct manufacturing expense	4,229,384	3,525,670
Indirect manufacturing expense (including stock-based compensation expense of $30,711 and $0, respectively)	1,605,190	1,489,466

Total Cost of Products Sold	5,834,574	5,015,136

Gross Margin	10,390,623	8,191,523

Sales, general and administrative expenses (including stock-based compensation expense of $233,236 and $0, respectively)	7,603,035	7,110,265
Research and development expenses (including stock-based compensation expense of $47,701 and $0, respectively)	562,991	395,541

Income from Operations	2,224,597	685,717

Interest income	430,593	347,837
Interest expense	(1,883)	(15)
Other income (expense), net	(116)	(59,360)

Income (loss) before income taxes	2,653,191	974,179
Provision (credit) for income taxes	1,135,610	477,062

Net Income (loss)	$1,517,581	$497,117

Income per common and common equivalent shares
Basic	$0.02	$0.01
Diluted	$0.02	$0.01

Weighted average number of common and common equivalent shares outstanding
Basic	62,035,485	61,319,959
Diluted	64,137,109	63,951,739

TASER International, Inc.
Statements of Income
(Unaudited)

	For the Six Months Ended
	June 30, 2006	June 30, 2005

Net Sales	$30,118,760	$23,410,820

Cost of Products Sold:
Direct manufacturing expense	7,758,785	6,635,876
Indirect manufacturing expense (including stock-based compensation expense of $62,545 and $0, respectively)	3,014,658	3,018,281

Total Cost of Products Sold	10,773,443	9,654,157

Gross Margin	19,345,317	13,756,663

Sales, general and administrative expenses (including stock-based compensation expense of $500,380 and $0, respectively)	14,857,347	12,517,642
Research and development expenses (including stock-based compensation expense of $110,723 and $0, respectively)	1,226,801	742,904

Income from Operations	3,261,169	496,117

Interest income	798,028	546,712
Interest expense	(3,890)	(103)
Other income (expense), net	(228)	(59,735)

Income (loss) before income taxes	4,055,079	982,991
Provision (credit) for income taxes	1,731,519	480,481

Net Income (loss)	$2,323,560	$502,510

Income per common and common equivalent shares
Basic	$0.04	$0.01
Diluted	$0.04	$0.01

Weighted average number of common and common equivalent shares outstanding
Basic	61,990,714	61,209,420
Diluted	64,089,746	64,152,543

TASER International, Inc.
Balance Sheets
(Unaudited)

	June 30, 2006	December 31, 2005
ASSETS

Current Assets
Cash and cash equivalents	$15,419,832	$16,351,909
Short-term investments	5,110,858	—
Accounts receivable, net	7,807,840	5,422,027
Inventory	9,605,618	10,105,336
Prepaids and other assets	1,271,303	2,795,576
Insurance settlement proceeds receivable	—	575,000
Income tax receivable	1,754	44,454
Current deferred income tax asset	7,125,482	6,955,500

Total Current Assets	46,342,687	42,249,802
Long-term investments	28,612,203	27,548,120
Property and equipment, net	21,034,034	21,061,754
Deferred income tax asset	18,284,488	20,040,788
Intangible assets, net	1,421,697	1,340,783

Total Assets	$115,695,109	$112,241,247

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Current portion of capital lease obligations	$44,137	$43,111
Accounts payable and accrued liabilities	6,064,541	6,315,654
Current deferred revenue	722,590	561,165
Deferred insurance settlement proceeds	439,226	476,515
Customer deposits	203,233	190,256

Total Current Liabilities	7,473,727	7,586,701
Capital lease obligations, net of current portion	53,856	76,188
Deferred revenue, net of current portion	1,164,777	839,983

Total Liabilities	8,692,360	8,502,872

Commitments and Contingencies	—	—

Stockholders’ Equity
Common stock	620	619
Additional paid-in capital	79,683,675	78,742,862
Retained earnings	27,318,454	24,994,894

Total Stockholders’ Equity	107,002,749	103,738,375

Total Liabilities and Stockholders’ Equity	$115,695,109	$112,241,247

TASER International, Inc.
Selected Statement of Cash Flows Information
(Unaudited)

	For the Six Months Ended
	June 30, 2006	June 30, 2005

Net income	$2,323,560	$502,510
Depreciation and amortization	1,043,069	706,055
Stock-based compensation expense	673,648	—
Net cash provided (used) by operating activities	6,093,267	(714,791)
Net cash provided (used) by investing activities	(7,271,204)	1,980,294
Net cash provided by financing activities	245,860	438,961
Cash and Cash Equivalents, end of period	15,419,832	16,461,623
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